Exhibit 99.2
 KODIAK OIL & GAS CORP.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2013
(amounts in thousands, except share data)

		July 2013
	Kodiak	Acquired Properties		Kodiak
	Oil & Gas	Pro Forma		Oil & Gas
	Historical	Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$14,072	$(3,910)	(b)	$10,162
Accounts receivable
Trade	37,821	46,822	(a)	84,643
Accrued sales revenues	66,910	18,500	(a)	85,410
Commodity price risk management asset	4,162	—		4,162
Inventory, prepaid expenses and other	20,020	—		20,020
Total Current Assets	142,985	61,412		204,397

Oil and gas properties (full cost method), at cost:
Proved oil and gas properties	2,575,580	388,602	(a)	2,964,182
Unproved oil and gas properties	412,035	313,688	(a)	725,723
Equipment and facilities	27,190	—		27,190
Less-accumulated depletion, depreciation, amortization, and accretion	(409,105)	—		(409,105)
Net oil and gas properties	2,605,700	702,290		3,307,990

Cash held in escrow	51,000	(51,000)	(c)	—
Commodity price risk management asset	10,025	—		10,025
Property and equipment, net of accumulated depreciation of $1,456 at June 30, 2013	2,288	—		2,288
Deferred financing costs, net of amortization of $20,058 at June 30, 2013	31,347	3,910	(b)	35,257
Total Assets	$2,843,345	$716,612		$3,559,957

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	198,042	34,492	(a)(d)	232,534
Accrued interest payable	14,670	—		14,670
Commodity price risk management liability	1,337	—		1,337
Total Current Liabilities	214,049	34,492		248,541

Noncurrent Liabilities:
Credit facility	291,000	680,785	(e)	971,785
Senior notes, net of accumulated amortization of bond premium of $695 at June 30, 2013	1,155,305	—		1,155,305
Commodity price risk management liability	—	—		—
Deferred tax liability, net	65,700	—		65,700
Asset retirement obligations	11,122	1,415	(a)	12,537
Total Noncurrent Liabilities	1,523,127	682,200		2,205,327

Total Liabilities	1,737,176	716,692		2,453,868

Stockholders’ Equity:
Common stock - no par value; unlimited authorized
Issued and outstanding: 265,566,224 shares as of June 30, 2013	1,015,281	—		1,015,281
Retained earnings	90,888	(80)	(d)	90,808
Total Stockholders’ Equity	1,106,169	(80)		1,106,089

Total Liabilities and Stockholders’ Equity	$2,843,345	$716,612		$3,559,957
 (a) Reflects the pro forma allocation of the preliminary purchase price for the July 2013 Acquired Properties to the acquired assets and liabilities based on the initial fair values, pending completion of our valuation analysis.
(b) Reflects cash utilized for origination fees and related loan closing costs associated with increasing and amending the existing credit facility and the related deferred asset.
(c) Reflects cash released from escrow that was credited to the purchase price at the closing of the acquisition of the July 2013 Acquired Properties.
(d) Reflects remaining acquisition costs (e.g., attorney, accountant and consulting fees) to be incurred in the second half of 2013 of $80,000 associated with the July 2013 Acquired Properties. Acquisition costs of approximately $160,000 were incurred through June 30, 2013 and are included in Kodiak Oil & Gas historical financial information.
(e) Reflects long term finance utilization on the Company's credit facility of $680.8 million to fund the acquisition of the July 2013 Acquired Properties.

KODIAK OIL & GAS CORP.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2013
(amounts in thousands, except share data)

	Kodiak	July 2013			Kodiak
	Oil & Gas	Acquired	Pro Forma		Oil & Gas
	Historical	Properties	Adjustments		Pro Forma
		(a)
Revenues:
Oil sales	$319,212	$80,798	$—		$400,010
Gas sales	19,316	2,042	—		21,358
Total revenues	338,528	82,840	—		421,368

Operating expenses:
Oil and gas production	73,522	23,414	—		96,936
Depletion, depreciation, amortization and accretion	119,794	—	22,300	(b)	142,094
General and administrative	20,628	—	—		20,628
Total expenses	213,944	23,414	22,300		259,658

Operating income	124,584	59,426	(22,300)		161,710

Other income (expense):
Gain on commodity price risk management activities	6,923	—	—		6,923
Interest income (expense), net	(29,595)	—	(5,230)	(c)	(34,825)
Other income	682	—	—		682
Total other income (expense)	(21,990)	—	(5,230)		(27,220)

Income before income taxes	102,594	59,426	(27,530)		134,490

Income tax expense	38,900	—	12,100	(d)	51,000

Net income	$63,694	$59,426	$(39,630)		$83,490

Earnings per common share:
Basic	$0.24				$0.31
Diluted	$0.24				$0.31

Weighted average common shares outstanding:
Basic	265,381,746				265,381,746
Diluted	267,851,680				267,851,680
  _______________________________________________
(a) Operating revenues and direct operating expenses of the July 2013 Acquired Properties for the six months ended June 30, 2013.
(b) Reflects additional depletion, depreciation, amortization and accretion expense attributable to the preliminary purchase price allocations.
(c) Reflects adjustments of (i) $408,000 for the amortization of the origination fees and related closing costs associated with amending and increasing the Company’s credit facility used to fund the acquisition; (ii) $4.8 million of incremental interest expense on acquisition financing, using the Company’s credit facility. Additionally, the pro forma financial information includes total capitalization of interest expense of $20.3 million.
(d) Reflects additional income tax expense attributable to the pro forma income from the July 2013 Acquired Properties and the pro forma adjustments for depletion and interest expense.

See accompanying notes to unaudited pro forma consolidated financial statements

KODIAK OIL & GAS CORP.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.             BASIS OF PRESENTATION

On June 2, 2013, Kodiak Oil & Gas (USA) Inc. (“Kodiak USA”), a wholly owned subsidiary of Kodiak Oil & Gas Corp. (the “Company” or “Kodiak”), entered into a definitive purchase and sale agreement with Liberty Resources LLC, a Delaware limited liability company (the “Seller”), under which Kodiak USA agreed to acquire approximately 42,000 net acres of Williston Basin leaseholds, and related producing properties located primarily in McKenzie and southern Williams Counties, North Dakota, along with various other related rights, permits, contracts, equipment and other assets, including the assignment and assumption of a drilling rig contract (the “July 2013 Acquired Properties”). The effective date for the acquisition is March 1, 2013 (the “Effective Date”).

The Company, Kodiak USA and Seller entered into amendment to the purchase and sale agreement on July 12, 2013 to provide for the transfer of July 2013 Acquired Properties directly to Kodiak Williston, LLC, a newly formed Delaware limited liability company and wholly-owned subsidiary of Kodiak USA.

On July 12, 2013, the parties closed the acquisition for aggregate consideration of $731.8 million in cash, which included certain purchase price adjustments calculated at the closing date. The Company funded the acquisition through borrowings under its credit facility.

The unaudited pro forma balance sheet presents the acquisition of the July 2013 Acquired Properties as if the acquisition had occurred on June 30, 2013 and the pro forma unaudited statement of operations presents the acquisition as if it had occurred on January 1, 2012.   These unaudited pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the acquisition been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the unaudited pro forma consolidated statement of operations due to normal production declines, changes in prices, future transactions, and other factors.

These unaudited pro forma consolidated financial statements should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2012, our Quarterly Report on Form 10-Q for the six months ended June 30, 2013, and the Statements of Operating Revenues and Direct Operating Expenses of the properties acquired by Kodiak Oil & Gas Corp. for the year ended December 31, 2012 and for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited).

KODIAK OIL & GAS CORP.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following preliminary purchase price allocation for the July 2013 Acquired Properties includes significant use of estimates. Management has not yet had the opportunity to complete its assessment of the fair values of the assets acquired and liabilities assumed. Accordingly, the allocation will change as additional information becomes available and is assessed by the Company, and the impact of such changes may be material.  The following table summarizes the preliminary purchase price and preliminary estimated values of assets acquired and liabilities assumed (in thousands):

Preliminary Purchase Price	July 12, 2013
Consideration Given
Cash from credit facility	$731,785

Total consideration given	$731,785

Allocation of Preliminary Purchase Price
Proved oil and gas properties	$388,602
Unproved oil and gas properties	313,688
Total fair value of oil and gas properties acquired	702,290

Working capital	$30,910
Asset retirement obligation	(1,415)

Fair value of net assets acquired	$731,785

Working capital acquired was estimated as follows:
Accounts receivable	65,322
Accrued liabilities	(34,412)

Total working capital	$30,910

KODIAK OIL & GAS CORP.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

2.     PRO FORMA ADJUSTMENTS TO THE CONSOLIDATED BALANCE SHEET

(a) Reflects the pro forma allocation of the preliminary purchase price for the July 2013 Acquired Properties to the acquired assets and liabilities based on the initial fair values, pending completion of our valuation analysis.

(b) Reflects cash utilized for origination fees and related loan closing costs associated with increasing and amending the existing credit facility and the related deferred asset of $3.9 million.

(c) Reflects $51.0 million of cash released from escrow that was credited to the purchase price at the closing of the acquisition of the July 2013 Acquired Properties.

(d) Reflects remaining acquisition costs (e.g., attorney, accountant and consulting fees) to be incurred in the second half of 2013 of $80,000 associated with the July 2013 Acquired Properties. Acquisition costs of approximately $160,000 were incurred through June 30, 2013 and are included in Kodiak Oil & Gas historical financial information.

(e) Reflects long term finance utilization on the Company's credit facility of $680.8 million to fund the acquisition of the July 2013 Acquired Properties.

3.    PRO FORMA ADJUSTMENTS TO THE CONSOLIDATED STATEMENT OF OPERATIONS

(a) Operating revenues and direct operating expenses of the July 2013 Acquired Properties for the six months ended June 30, 2013.

(b) Reflects additional depletion, depreciation, amortization and accretion expense attributable to the preliminary purchase price allocations.

(c) Reflects adjustments of (i) $408,000 for the amortization of the origination fees and related closing costs associated with amending and increasing the Company’s credit facility used to fund the acquisition; (ii) $4.8 million of incremental interest expense on acquisition financing, using the Company’s credit facility. Additionally, the pro forma financial information includes total capitalization of interest expense of $20.3 million.

(d) Reflects additional income tax expense of $12.1 million attributable to the pro forma income from the July 2013 Acquired Properties and the pro forma adjustments for depletion and interest expense.